UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	0-17237	36-4147027

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4501 West 47th Street
Chicago, IL 60632

(Address of principal executive offices) (Zip Code)
(773) 890-1010

(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Letter from KPMG

INFORMATION TO BE INCLUDED IN THE REPORT.
Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
(a) Dismissal of Independent Registered Public Accounting Firm.
KPMG LLP (“KPMG”) previously served as the principal accountants for Home Products International, Inc. (the “Company”). On September 20, 2005, the Company dismissed KPMG as its principal accountants. This action was approved by the Audit Committee of the Company’s Board of Directors.
In connection with the audits of the two fiscal years ended January 1, 2005 and December 27, 2003, and the subsequent interim period through September 20, 2005, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.
In connection with the audits of the two fiscal years ended January 1, 2005 and December 27, 2003, and the subsequent interim period through September 20, 2005, there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K, except as follows:
On September 14, 2005, KPMG issued a letter to the Audit Committee to communicate a control deficiency that was considered to be a material weakness. KPMG indicated, and the Company agreed, that the Company did not maintain effective controls over the determination of the provision for income taxes and related deferred income tax accounts. The material weakness arose from a lack of sufficient knowledge of the detailed technical requirements related to the accounting for the increase in the deferred tax asset valuation allowance that results from the inability to offset the deferred tax liability related to goodwill, which has an indefinite life, against deferred tax assets that are created by other deductible temporary differences. As a result of this error in the application of U.S. generally accepted accounting principles related to accounting for income taxes, the Company determined it was appropriate to restate its consolidated financial statements as of and for the fiscal year ended January 1, 2005 and as of and for the quarterly period ended April 2, 2005 to reflect the appropriate deferred tax liability and income tax expense in the consolidated financial statements.
As a result, the Company filed amendments on Form 10-K/A and Form 10-Q/A on September 16, 2005 to disclose such restatements of its consolidated financial statements as of and for the fiscal year ended January 1, 2005 and as of and for the quarterly period ended April 2, 2005.
The audit reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal years ended January 1, 2005 and December 27, 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:
KPMG’s report on the consolidated financial statements of the Company as of and for the fiscal years ended January 1, 2005 and December 27, 2003 contained a separate paragraph stating that, “As discussed in Note 2 to the consolidated financial statements, the Company’s consolidated financial statements as of and for the fiscal year ended January 1, 2005 have been restated.”
The subject matter of the material weakness described above was discussed by the Company’s management and the Audit Committee of the Company’s Board of Directors with KPMG. The Company has authorized KPMG to respond fully to the inquiries of the Company’s successor independent registered public accounting firm concerning the subject matter of the material weakness.
A letter from KPMG is attached as Exhibit 16.1 to this Form 8-K.
(b) Engagement of New Independent Registered Public Accounting Firm.
Effective September 20, 2005, the Company’s Audit Committee of the Board of Directors appointed McGladrey & Pullen, LLP (“McGladrey & Pullen”) as the Company’s independent registered public accounting firm, subject to McGladrey & Pullen’s completion of their normal client acceptance procedures. McGladrey & Pullen was not consulted by the Company on any matter described in Item 304(a)(2) of Regulation S-K during the fiscal years ended January 1, 2005 and December 27, 2003, or through September 20, 2005 (the date McGladrey & Pullen was engaged).
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired – Not Applicable

(b)	Pro Forma Financial Information – Not Applicable

(c)	Exhibits

Exhibit No.	Exhibit
16.1	Letter from KPMG dated September 23, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 23, 2005
HOME PRODUCTS INTERNATIONAL, INC.
(Registrant)

By:	/s/ Donald J. Hotz

Name:	Donald J. Hotz,
Title:	Chief Financial Officer